Exhibit 99.1

BUNKER HILL COMPLETES THE RANGER PAGE PROJECT ACQUISITION IN IDAHO’S SILVER VALLEY AND PROVIDES CORPORATE UPDATE; ADVANCES EXPLORATION IN IDAHO LEVERAGING VRIFY’S AI-ENABLED EXPLORATION INTELLIGENCE SOFTWARE

KELLOGG, IDAHO, USA | VANCOUVER, BRITISH COLUMBIA, CANADA – December 12, 2025 – Bunker Hill Mining Corp. (“Bunker Hill” or the “Company”) (TSX-V:BNKR |OTCQB:BHLL) is pleased to announce that further to the news release dated October 27, 2025, the Company and its wholly-owned subsidiary Silver Valley Metals Corp. (“Silver Valley”) has closed its previously announced asset purchase with Silver Dollar Resources (Idaho) Inc., a subsidiary of Silver Dollar Resources Inc. (“Silver Dollar”), which includes the option to acquire up to a 100% interest in the Ranger-Page mineral interests, covering the sites of six past-producing underground high-grade silver-lead-zinc mines located immediately adjacent to and to the west of the Bunker Hill Mine (the “Bunker Hill Mine”) in the prolific Silver Valley mining district of Idaho, USA (the “Ranger-Page Project”), and a 75% interest in the Government Gulch property (the “Blackhawk Property”, together with the Ranger-Page Project the “Acquired Properties”).

The acquisition consolidates one of the most historically productive areas of the Coeur d’Alene Mining District under Bunker Hill’s control, increasing the size of the Company’s mineral claim package by approximately 1,205 acres (4.8 km²). The asset acquisition also includes an extensive historical geological database. Contingent on exploration success, this could extend operational life at Bunker Hill, maximize economies of scale, and unlock additional local synergies.

Sam Ash, President and CEO of Bunker Hill, stated: “We are pleased to have completed the Ranger Page transaction, which consolidates a highly prospective land package adjacent to our existing geological and operational footprint. The project’s historical workings, established access, and favorable structural trends provide a compelling platform for systematic resource definition and future mine-planning optionality. This acquisition enhances our longer-term development pipeline while we remain fully focused on executing the restart of Bunker Hill and delivering first concentrate production.”

Transaction Summary

Under the terms of the asset purchase agreement (the “Initial Agreement”), Bunker Hill will acquire the Acquired Properties for total consideration of approximately US$2.4M, comprised of 23,333,334 shares of Bunker Hill’s common stock (the “Payment Shares”), subject to the below contractual escrow (the “Contractual Escrow Payment Schedule”).

Release Date	Payment Shares Release to Vendor Parent from Contractual Escrow
6-month anniversary from December 11, 2025	2,333,333 Payment Shares
9-month anniversary December 11, 2025	2,333,333 Payment Shares
12-month anniversary of December 11, 2025	Balance of the Payment Shares (18,666,668 Payment Shares)

Bunker Hill, Silver Valley, Silver Dollar and Silver Dollar Resources (Idaho) Inc. entered into the First Amending Agreement on November 14, 2025 (the “First Amending Agreement”) and the Second Amending Agreement on November 21, 2025 (the “Second Amending Agreement”, and together with the First Amending Agreement and the Initial Agreement, the “Agreement”), which clarify that Silver Valley will cause Bunker Hill to release the Payment Shares to Silver Dollar Resources (Idaho) Inc. in accordance with the Contractual Escrow Payment Schedule. The First Amending Agreement further allows Silver Dollar to transfer any portion of the Payment Shares to a limited number of third parties during the period of the contractual escrow, provided that: (i) any such transfer complies with applicable securities laws and the policies of the TSX Venture Exchange (“TSX-V”); (ii) such transfer qualifies for an exemption from any prospectus, registration, or similar filing or qualification requirements under applicable securities laws; and (iii) the Payment Shares so transferred remain subject to the terms and restrictions of the contractual escrow. The Second Amending Agreement also extended Bunker Hill and Silver Valley’s due diligence period to November 28, 2025, and extended the Termination Date (as defined in the Initial Agreement) of the Agreement to December 12, 2025.

The Payment Shares are subject to a six-month and one-day hold period from the date of issuance, and the Contractual Escrow Payment Schedule.

The transaction is arm’s length and no finder’s fee was paid by Bunker Hill in connection with the transaction.

In connection with the transaction, the Company has acquired Silver Dollar’s position under an option agreement with Deadwood Land, LLC (“Deadwood”) and an option agreement with Blackhawk Exploration LLC (“Blackhawk”).

Option Agreement with Deadwood

Under the Agreement, the Company acquired Silver Dollar’s position as lessee with an option to purchase the mineral interests to certain claims from Deadwood (the “Deadwood Option”). There are no surface rights associated with the Deadwood Option, although the mineral interests to be conveyed are equal to 100% of the mineral interests held by Deadwood with rights to the surface as reasonably necessary to support mining operations. The Deadwood Option allows the parties to negotiate in good faith for the full acquisition of surface rights.

As of the date hereof, the Deadwood Option has not been exercised, and the title of the mineral interests remains with Deadwood. Silver Valley can exercise its rights under the Deadwood Option by payment to the lessor in the amount of $1,500,000 at any time before November 17, 2031.

Option Agreement with Blackhawk

Pursuant to the Agreement, the Company acquired Silver Dollar’s position in the joint venture and option agreement with Blackhawk (the “Blackhawk Option”). Silver Dollar has already acquired a 75% interest in the Blackhawk Property under the Blackhawk Option, which includes a combination of surface and mineral interests and mineral-only interests. The Company can acquire the remaining 25% interest pursuant to terms to be negotiated between the Company and Blackhawk before December 31, 2025. If the remaining 25% is not acquired, the Company will own the property pursuant to the terms of the joint venture agreement between the Company and Blackhawk (the “Joint Venture”).

Net Smelter Return Royalties

At this time, there are no recorded Net Smelter Return royalties (“NSR”) disclosed as exceptions to the title commitments for the parcels of land governed by the Deadwood Option or the Blackhawk Option.

If the Company does not purchase the remaining 25% interest in the Blackhawk Property pursuant to the Blackhawk Option, then the parties will be subject to the Joint Venture between Silver Valley, with a 75% interest, and Blackhawk, with a 25% interest. If one of the party’s interests in the Blackhawk Properties is reduced to less than 10%, then that party no longer has a participating interest in the Joint Venture but is entitled to a 2% NSR (the “JV NSR”). 1% of the JV NSR may be bought back, by the respective party, for US$1,000,000.

Upon exercise of the Blackhawk Option and pursuant to the obligations in the underlying asset purchase agreement which the Company is acquiring, the Company must issue a .5% NSR on the Blackhawk Property to the underlying vendors, and upon exercise of the Deadwood Option a 1.0% NSR on the Deadwood Property to the underlying vendors (0.5% of which can be bought down at any time by payment of US $500,000).

VRIFY AI-Enabled Exploration Intelligence Software

Bunker Hill further announces that it has partnered with VRIFY Technology Inc. (“VRIFY”) to employ its advanced artificial intelligence (“AI”) and associated machine learning technology to enhance the efficiency of ongoing exploration within the expanded Bunker Hill and Ranger-Page Project.

This collaboration marks an important step in Bunker Hill’s commitment to innovation and data-driven discovery. By combining decades of geological expertise with VRIFY’s powerful AI-assisted prospectivity mapping software, DORA, and wider exploration intelligence platform, Bunker Hill will leverage VRIFY’s proprietary software and AI to process extensive geological, geochemical, and geophysical datasets to uncover new patterns, refine exploration targets, and accelerate discovery in the world-class mineral district hosting the Bunker Hill Project and the recently acquired Ranger Page Project. Specifically, VRIFY’s DORA software has already been implemented to ingest and analyze robust project data, including:

●	57,356 drill and trench assays
●	1,689 United States Geological Survey (USGS) rock samples
●	151 USGS stream sediment samples
●	46 geophysics layers (including IP, airborne magnetics, and airborne gravity)
●	12 bands of Sentinel 2 imagery
●	111 additional feature-engineered data layers
●	46 stream sediment geochemical layers
●	18 rock geochemical layers
●	4 fault distance and fault disturbance maps
●	35 filter maps (Haralick and ResNet)
●	6 lineament density and complexity maps

Once combined with augmented layers, this unified technical data stack will provide the foundation for the Company to apply AI, using DORA’s proprietary Data Fusion Models, to meaningfully enhance project understanding.

“Integrating AI into our exploration toolkit represents an important step forward in our strategy to unlock the full potential of the Bunker Hill Mine responsibly,” said Sam Ash, President and CEO of Bunker Hill. “Our partnership with VRIFY allows us to apply cutting-edge AI technology to our data-rich projects in globally recognized districts in the Silver Valley. This approach complements our disciplined exploration methods and strong technical team, positioning Bunker Hill among a select group of explorers pioneering AI-assisted mineral discovery.”

With discovery rates declining over the past two decades and demand for copper, silver, and other critical minerals rising sharply, the mining industry faces an urgent need for innovation. Bunker Hill’s integration of AI into its exploration process represents a proactive strategy to harness its extensive geological and geophysical datasets, applying advanced algorithms and modules to optimize target prioritization and unlock additional value from its district-scale assets with the goal of accelerating the path from data to discovery.

Steve de Jong, CEO of VRIFY, commented: “DORA, a core product of VRIFY’s Exploration Intelligence Platform, ensures every piece of project data contributes to identifying areas of high-potential mineralization. What we consistently see is that exploration companies already hold tremendous value in their existing datasets; our data-driven software simply helps unlock it. With historic drilling, extensive geochemical surveys, and district-scale geophysical coverage, Bunker Hill’s projects are ideal candidates for our proprietary Data Fusion Models, which surface insights and uncover value that may otherwise remain hidden. By combining deep geological expertise with advanced software that reveals structural relationships and subtle patterns across massive datasets, we’re uncovering significant potential in collaboration with the Bunker Hill technical team. We’re excited to partner with Bunker Hill as one of the early adopters of our Exploration Intelligence Platform and to demonstrate what AI-assisted exploration can deliver.”

Bunker Hill will begin by using VRIFY’s prospectivity mapping software, DORA, to reveal promising new patterns across its extensive dataset while independently validating known mineralized trends. This AI analysis leverages both deposit-specific and custom models to identify correlations between mineralized zones and underlying datasets. Bunker Hill is using these insights to prioritize follow-up work on new, high-potential areas and to refine drill targets for upcoming programs.

About the Bunker Hill and Ranger Page Projects

At the flagship Bunker Hill Mine, where historical workings extend several thousand feet along strike and down dip within the Upper Revett formation, the VRIFY platform is expected to assist in refining near-mine and depth extensions of both tabular “Bluebird” style zones and steeper galena-quartz veins that have historically supported significant lead, zinc, and silver production. AI-assisted analysis will help prioritize drill targets in areas with limited modern exploration, with the goal of expanding resources to support the planned restart of operations.

At the Ranger-Page Project, a historic top 10 producer in the Silver Valley with past output of high-grade silver, lead, and zinc from six historic mines, VRIFY will be used to evaluate high-potential target areas along the Page vein system and associated structures that remain open at depth and along strike. The platform will also help interpret ground geophysics, soil geochemistry, and trenching results that have identified multiple targets away from historic workings, providing a systematic framework for ranking and sequencing future exploration programs.

By applying VRIFY’s AI-assisted workflows across a now-contiguous land position exceeding 6,200 acres, Bunker Hill aims to maximize the exploration potential of one of the most significant and most prospective holdings in the Silver Valley, while creating synergies for future mine planning and access between Bunker Hill and the Ranger-Page Project. The Company expects this integrated approach to accelerate target generation, improve drill efficiency, and support long-term optionality for additional mill feed and resource growth beyond the current restart plan.

Corporate Activities

Bunker Hill announced that its board of directors has approved an increase in the Company’s authorized shares of common stock (the “Authorized Share Increase”).

The Company’s board of directors and stockholders, representing 53.36% of the Company’s outstanding voting power, approved an amendment to the Company’s articles of incorporation reflecting the Authorized Share Increase. There were no votes against, abstentions, or broker non-votes as the actions were approved by written consent. The Authorized Share Increase has been approved by the TSX-V.

The Authorized Share Increase will increase the authorized shares of common stock of the Company from 2,500,000,000 to 3,500,000,000. The Authorized Share Increase will provide the Company with greater flexibility for future issuances of common stock.

About Bunker Hill Mining Corp.

Bunker Hill is an American mineral exploration and development company focused on revitalizing our historic mining asset: the renowned zinc, lead, and silver deposit in northern Idaho’s prolific Coeur d’Alene mining district. This strategic initiative aims to breathe new life into a once-productive mine, leveraging modern exploration techniques and sustainable development practices to unlock the potential of this mineral-rich region. Bunker Hill aims to maximize shareholder value by responsibly harnessing the mineral wealth in the Silver Valley mining district, focusing our efforts on this single, high-potential asset. Information about the Company is available on its website, www.bunkerhillmining.com, or within the SEDAR+ and EDGAR databases.

On behalf of Bunker Hill Mining Corp.

Sam Ash

President and Chief Executive Officer

For additional information, please contact:

Brenda Dayton

Vice President, Investor Relations

T: 604.417.7952

E: brenda.dayton@bunkerhillmining.com

Cautionary Statements

Neither the TSX-V nor its Regulation Services Provider (as that term is defined in the policies of the TSX-V) accepts responsibility for the adequacy or accuracy of this news release.

Certain statements in this news release are forward-looking and involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, as well as within the meaning of the phrase ‘forward-looking information’ in the Canadian Securities Administrators’ National Instrument 51-102 – Continuous Disclosure Obligations (collectively, “forward-looking statements”). Forward-looking statements are not comprised of historical facts. Forward-looking statements include estimates and statements that describe the Company’s future plans, objectives or goals, including words to the effect that the Company or management expects a stated condition or result to occur. Forward-looking statements may be identified by such terms as “believes”, “anticipates”, “expects”, “estimates”, “may”, “could”, “would”, “will”, “plan” or variations of such words and phrases.

Forward-looking statements in this news release include, but are not limited to, statements regarding the Company’s objectives, goals or future plans, including the restart and development of the Bunker Hill Mine; the achievement of future short-term, medium-term and long-term operational strategies; use and the expected benefits derived from the historical geological database obtained in the acquisition, including potential extension of operational life at Bunker Hill, efficiencies derived from economies of scale and availability of local synergies; whether indicated grade and other qualities of certain minerals remain open at depth and along strike; any benefits derived from the Ranger-Page Project’s existing underground workings and surface access points, including relating to future mine planning, ventilation and exploration access to deeper levels of the Bunker Hill Mine system; timing of operations at the Bunker Hill Mine; potential for future production at the Bunker Hill Mine; any enhancements to upside optionality for future resource expansion and mill feed sources; benefits to the local community including job creation and stimulation of procurement from regional suppliers; payments and timing of payments relating to the contractual escrow under the Agreement for the Acquired Properties; and the Authorized Share Increase providing the Company with greater flexibility for future issuances of common stock.

Factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to, those risks and uncertainties identified in public filings made by Bunker Hill with the SEC and with applicable Canadian securities regulatory authorities, and the following: the Company’s ability to raise additional capital for project activities on acceptable terms or at all; Bunker Hill’s ability to operate as a going concern and its history of losses; failure to obtain TSX-V approval; the fluctuating price of commodities; capital market conditions; restrictions on labor and its effects on international travel and supply chains; failure to identify mineral resources; failure to convert estimated mineral resources to reserves; the preliminary nature of metallurgical test results; the Company’s ability to restart and develop the Bunker Hill Mine and the risks of not basing a production decision on a feasibility study of mineral reserves demonstrating economic and technical viability, resulting in increased uncertainty due to multiple technical and economic risks of failure which are associated with this production decision including, among others, areas that are analyzed in more detail in a feasibility study, such as applying economic analysis to resources and reserves, more detailed metallurgy and a number of specialized studies in areas such as mining and recovery methods, market analysis, and environmental and community impacts and, as a result, there may be an increased uncertainty of achieving any particular level of recovery of minerals or the cost of such recovery, including increased risks associated with developing a commercially mineable deposit, with no guarantee that production will begin as anticipated or at all or that anticipated production costs will be achieved; failure to commence production would have a material adverse impact on the Company’s ability to generate revenue and cash flow to fund operations; failure to achieve the anticipated production costs would have a material adverse impact on the Company’s cash flow and future profitability; delays in obtaining or failures to obtain required governmental, environmental or other project approvals; political risks; changes in equity markets; uncertainties relating to the availability and costs of financing needed in the future; the inability of the Company to budget and manage its liquidity in light of the failure to obtain additional financing, including the ability of the Company to complete the payments pursuant to the terms of the agreement to acquire the Bunker Hill Mine complex; inflation; changes in exchange rates; fluctuations in commodity prices; delays in the development of projects; and capital, operating and reclamation costs varying significantly from estimates and the other risks involved in the mineral exploration and development industry. Although the Company believes that the assumptions and factors used in preparing the forward-looking statements in this news release are reasonable, undue reliance should not be placed on such statements or information, which only applies as of the date of this news release, and no assurance can be given that such events will occur in the disclosed time frames or at all, including as to whether or when the Company will achieve its project finance initiatives, or as to the actual size or terms of those financing initiatives. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, other than as required by law. No stock exchange, securities commission or other regulatory authority has approved or disapproved the information contained herein.

Readers are cautioned that the foregoing risks and uncertainties are not exhaustive. Additional information on these and other risk factors that could affect the Company’s operations or financial results are included in the Company’s annual information form or annual report and may be accessed through the SEDAR+ website (www.sedarplus.ca) or through EDGAR on the SEC website (www.sec.gov), respectively.